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                                                                    EXHIBIT 23.1



                          Consent of Ernst & Young LLP



We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Summagraphics Corporation 1987 Stock Plan, of our report dated January 20, 1997 with respect to the consolidated financial statements of CalComp Technology, Inc. included in its Annual Report (Form 10-K) for the year ended December 29, 1996, filed with the Securities and Exchange Commission.



                                    /s/ ERNST & YOUNG LLP
                                    ---------------------
                                    ERNST & YOUNG LLP



Orange County, California
August 18, 1997